                         [LETTERHEAD OF CLARKE AMERICAN]

December 4, 2003

Mr. Steve Reynolds
36 Meadowcreek Drive
Melissa, TX 75454

Dear Steve:

I am pleased to extend this offer of employment to you beginning January 1, 2004 for the newly created position of Senior Vice President/Chief Information
Officer with Clarke American reporting to me. In this position you will have full responsibility for Information Technology for Clarke American and DMS and
you will serve as a member of the Key Leadership Team.

Your compensation package will include:

o     Base salary of $10,000.00 bi-weekly or $260,000.00 annualized, and review within twelve (12) months of employment each year per Group policy.

o     A one time signing bonus of $125,000.00 (subject to normal withholdings)
      to be paid:

      >    $75,000.00 within 30 days of your start date
      >    $50,000.00 on July 1, 2004

o     Participation in the 2004 bonus plan with a potential of 60% of base salary, based on the Security Printing Sector results. Novar sets the targets and percentage each year. ANY BONUS EARNED IN 2004 WILL BE
      PRORATED BASED ON YOUR START DATE AND BE A GUARANTEED MINIMUM OF
      $80,000.00 GROSS.

o     You will be included in an executive share option plan provided by Novar plc. In this plan, you will be eligible to receive Novar plc stock options beginning in 2004, at a price set at the date of the grant. These shares are publicly traded in pounds sterling on the London Stock Exchange.
      Currently, such stock options vest three (3) years following the issue date and are subject to various conditions. IN THE PAST, POSITIONS
      EQUIVALENT TO YOURS HAS RECEIVED APPROXIMATELY ONE (1) TIME'S SALARY IN
      GRANTS. This plan is subject to change or cancellation at the discretion of the Novar plc Board of Directors.

o     Executive car allowance of $495.00 per month (gross).

o     Country Club initiation fee up to $10,000.00 and dues as approved by the
      President and Chief Executive Officer.

o     Four weeks paid vacation annually along with personal days and holidays per company policy. KLT members are strongly encouraged to take two weeks consecutively per year.

o     Company Executive Benefits package to include physicals and life insurance. Participation in 401(k) and Health Care as defined in the company policy. In the 401(k) plan the company contributes 4% of qualified earnings for participants who contribute a minimum of 3%.

o     BENEFITS ARE TAXED ACCORDING TO THE INTERNAL REVENUE SERVICE AND NOT
      GROSSED-UP FOR TAXES.

SPECIAL CONSIDERATIONS

o     Termination: In the event that your employment with Clarke American is terminated by the Company without cause, you shall be paid a severance equal to twelve (12) months of base salary which shall be paid to you within thirty (30) days of such termination date. In addition, you shall be eligible for six (6) months of benefit continuation under normal terms and conditions of such plans. You shall also be entitled to reimbursement up to $10,000.00 for outplacement expenses. You will not be entitled to this severance or any expense reimbursement in the event of termination by the company for cause or if you resign voluntarily. In the event you terminate employment with Clarke American, all payments will cease at the time of your separation from the active payroll of Clarke American. If you leave the company within twelve (12) months of your scheduled move to the
      San Antonio area, you will be liable for reimbursement for any or all of the relocation costs incurred by Clarke American, prorated over the twelve
      (12) month period from the relocation date.

o     Ownership change: THE PURPOSE OF THIS CLAUSE IS TO PROVIDE YOU WITH AN
      OPTION IN THE EVENT THE COMPANY CHANGES OWNERSHIP WITHIN TWO YEARS OF YOUR
      START DATE. If the company changes ownership within two (2) years of your start date and you are released, or your job is reclassified lower and you decide to leave as a result, the company will pay you one year's base salary paid over a twelve (12) month period, provided you do not work directly for a competitor in the security printing industry during this period. THIS IS TO GIVE YOU AN ABILITY TO LEAVE AND RECEIVE SEVERANCE AND
      DOES NOT INCLUDE OUTPLACEMENT, ETC., WHICH IS BASED ON TERMINATION
      INVOLUNTARILY.

RELOCATION

It is our intent that your relocation to San Antonio is covered so that there is minimal, if any, out of pocket expenses for normal relocation activities. The
Clarke American relocation policy will be the base guideline and the President will approve items outside the guidelines. THE CAP FOR YOUR RELOCATION WILL BE
$90,000.00, TO BE DISTRIBUTED AS PER ATTACHED GUIDELINES. Your relocation expenses will be grossed up for tax purposes to minimize the tax burden.

IN ADDITION, THE COMPANY WILL PAY FOR NORMAL TEMPORARY HOUSING AND
TRANSPORTATION FOR SIX (6) MONTHS UP TO $20,000.00 (PER GUIDELINES) WHILE YOU
ARE COMMUTING AND IN THE PROCESS OF RELOCATING. IN THE EVENT THAT YOU PURCHASE A
HOME IN SAN ANTONIO, PRIOR TO SELLING YOUR HOME IN DALLAS, THE TEMPORARY HOUSING
ALLOWANCE CAN BE USED TO PAY THE SAN ANTONIO MORTGAGE PAYMENT UNTIL THE HOUSE IS
SOLD OR THE CAP IS EXHAUSTED.

This letter shall not constitute, or be evidence of, any agreement or understanding, expressed or implied, on the part of Clarke American to employ you for any definite period of time, nor shall it alter your status as an at-will associate of Clarke American.

THIS LETTER REPRESENTS OUR ENTIRE EMPLOYMENT OFFER AND IS CONTINGENT UPON A DRUG
SCREEN, SIGNING THE STANDARD CONFIDENTIALITY AGREEMENT AND NON-COMPETE
AGREEMENT, TWELVE (12) MONTH COMPENSATION AGREEMENT AND AN AGREED UPON
EMPLOYMENT DATE WITH CLARKE AMERICAN OF JANUARY 1, 2004. If these provisions meet with your approval, please sign the original and return it to me (a signed copy for your records is also enclosed).

I am looking forward to working with you and hope that you will accept our offer of employment so that we can agree on a start date. I believe that you can make a significant and lasting contribution to the future of our company and will thoroughly enjoy advancing your career growth at Clarke American. I look forward to discussing and answering any questions you may have and receiving your signed acceptance by December 15, 2004.

Sincerely,

/s/ Charles L. Korbell, Jr.
Charles L. Korbell, Jr.
President and Chief Executive Officer

Enclosures

Accepted by:        /s/ Steve Reynolds             Date:     12/10/2003
             -------------------------                   -----------------------
                    Steve Reynolds